UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-33249 (Commission File Number)	16-1751069 (IRS Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 689-5200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 17, 2009, Legacy Reserves Operating LP, a wholly owned subsidiary of Legacy Reserves LP (the “Partnership”), entered into a Purchase and Sale Agreement with St. Mary Land & Exploration Company (“St. Mary”) to purchase from St. Mary the working interests in 13 operated oil fields in the Big Horn and Wind River Basins in Wyoming (the “Wyoming properties”) for a purchase price of $130 million, subject to customary closing and post-closing adjustments. The Partnership has existing ownership in the Big Horn Basin pursuant to an operating contract with Iron Creek Energy Group (“Iron Creek”) based in Cody, Wyoming. Iron Creek will be providing support to the Partnership in the operation and administration of the Wyoming properties similar to Iron Creek’s current support to the Partnership in the Homestead Field in Wyoming and the East Binger Unit in Oklahoma.
     The Partnership expects to close the acquisition in February 2010 and to fund the purchase price with borrowings under its existing revolving credit facility and has requested from its lenders an interim borrowing base redetermination to include the collateral value of the Wyoming properties.
     Additionally, in connection with the anticipated closing of the acquisition, the lenders under the Partnership’s revolving credit facility have granted the Partnership a waiver of a provision of the revolving credit facility that would otherwise prohibit the Partnership from entering into commodity swap transactions covering in excess of 85% of the reasonably anticipated projected production from the Partnership’s proved developed producing properties.
Item 8.01. Other Events.
     On December 17, 2009 and, in connection with the acquisition of the Wyoming properties, the Partnership entered into commodity swap transactions, as set forth below, swapping fixed prices for floating prices with counterparties that are, or are affiliates of, lenders under the Partnership’s revolving credit facility. For natural gas, the Partnership hedged primarily on the Colorado Interstate Gas Rockies pipeline index which represents the index on which the majority of the residue gas from the Wyoming properties is sold after processing.

		WTI Oil Price	Natural gas volumes	Natural gas CIG
Year	Oil volumes (Bbls)	($/Bbl)	(MMBtu)	($/MMBtu)
2010	415,005	$77.10	182,500	$5.365
2011	379,600	$82.28	146,000	$5.74
2012	354,654	$84.00	137,250	$5.72
2013	331,420	$86.00	127,750	$5.78
2014	311,710	$87.50	124,100	$5.95

Total	1,792,389		717,600

     The Partnership also entered into the following swaps for ANR-Oklahoma and Waha (West Texas) natural gas over the last month for its existing assets and recent acquisitions.

	Natural gas volumes	Natural gas ANR-OK	Natural gas volumes	Natural gas Waha
Year	(MMBtu	($/MMBtu)	(MMBtu)	($/MMBtu)
2012	275,004	$6.28
2013	545,004	$6.34
2014	185,004	$6.47	300,000	$6.47

Total	1,005,012		300,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP By: Legacy Reserves GP, LLC, its General Partner
Date: December 22, 2009	By:	/s/ Steven H. Pruett
		Name:	Steven H. Pruett
		Title:	President, Chief Financial Officer and Secretary

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